Exhibit 3.1

                                                                   FILED
                                                            STATE OF WASHINGTON
                                                                NOV 21 1997
                                                             RALPH [ILLEGIBLE]
                                                             SECRETARY OF STATE

                                  AMENDMENT TO

                           ARTICLES OF INCORPORATION

                                       OF

                               AG HOLDINGS, INC.

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     1. The name of the Corporation is AG Holdings, Inc.

     2. The following amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 9, 1997 without shareholder action pursuant to Section 23B.10.020.(5) of the Washington Business Corporation Act.

     3. Article 1 of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

          The name of this corporation shall be "Balmi USA, Inc."

     Executed this 20th day of November, 1997.


                                        /s/  Robert Filiatrentix
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                                        Robert Filiatrentix
                                        President